Exhibit 99.1

Eve Announces $230 Million Equity Capital Raise and Dual Listing in the United States and Brazil

MELBOURNE, Fla., August 14, 2025 - Eve Air Mobility (Eve) (NYSE: EVEX and EVEXW), a company dedicated to the development of a suite of solutions for the Urban Air Mobility (UAM) market, including an electric vertical takeoff and landing (eVTOL) aircraft, today announced that it has entered into subscription agreements with BNDESPAR, a subsidiary of the Brazilian Development Bank (BNDES), Embraer and other institutional investors to issue and sell, in a capital raise via a registered direct offering, a total of 47,422,680 shares of common stock at $4.85 per share. It includes the subscription of Brazilian Depositary Receipts (BDRs) by BNDES, each of which represents one share of common stock at R$26.21 per BDR[1], for total gross proceeds of $230 million, before deducting placement agent commissions and estimated offering expenses (the Registered Direct Offering), which is expected to close on August 15, 2025[2].

The BDRs have been approved for listing on the Sao Paulo Stock Exchange (B3) under the symbol “EVEB31” and will be delivered to BNDES in Brazil. Eve will utilize the gross proceeds from BDRs to pay for services performed in Brazil, and intends to use the remaining net proceeds from the Registered Direct Offering for general corporate purposes, including financing operations, possible business acquisitions or strategic investments, and repayment of outstanding indebtedness.

“Eve’s dual listing in the United States and Brazil is aligned with our continuous effort to diversify our investor base, bringing new stockholders from different locations,” said Eduardo Couto, Chief Financial Officer at Eve.

Johann Bordais, Eve’s CEO, added: “This equity raise marks a significant milestone in our journey. It supports our vision and fuels our mission to transform urban mobility. We’re proud to have BNDES onboard and we deeply value Embraer’s continued commitment to Eve and our program.”

Cantor Fitzgerald & Co., Raymond James & Associates, Inc. and Banco Bradesco BBI S.A. are acting as placement agents in connection with the offering of common stock in the Registered Direct Offering. Banco Bradesco BBI S.A. is acting as financial advisor to Eve.

The Registered Direct Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-287863) previously filed by Eve with the U.S. Securities and Exchange Commission (the “SEC”) on June 6, 2025 and declared effective by the SEC on June 25, 2025. The Registered Direct Offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The prospectus supplement relating to, and describing the terms of, the Registered Direct Offering will be filed with the SEC and will be available on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement, when available, may be obtained from Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor New York, New York 10022, Email: prospectus@cantor.com; Raymond James & Associates, Inc., Attn: Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, Telephone: (800) 248-8863, Email: prospectus@raymondjames.com; or Banco Bradesco BBI S.A., Avenida Presidente Juscelino Kubitschek 1.309, 10º andar, CEP 04543-011, São Paulo, SP, Brazil.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of any securities in any state or jurisdiction which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Eve has obtained approval of the BDR Level I program sponsored by it concerning the BDRs (the BDR Program) with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or the “CVM”). The BDR Program was created exclusively to enable BNDES’s investment in Eve. The Registered Direct Offering was not, and will not be, subject to registration with the CVM or other Brazilian regulatory or self-regulatory entities.

About Eve Air Mobility

Eve is dedicated to accelerating the Urban Air Mobility ecosystem. Benefitting from a start-up mindset, backed by Embraer’s 55-year history of aerospace expertise, and with a singular focus, Eve is taking a holistic approach to progressing the UAM ecosystem, with an advanced eVTOL project, comprehensive global services and support network and a unique air traffic management solution. Since May 10, 2022, Eve is listed on the New York Stock Exchange, where its shares of common stock and public warrants trade under the tickers “EVEX” and “EVEXW”. To learn more about Eve, visit www.eveairmobility.com.

1 Equivalent value based on the PTAX rate on August 12, 2025.

2 Subject to the satisfaction of customary closing conditions, except for the issuance of common stock to Embraer which will take place at least 20 business days following the delivery to Eve’s stockholders of an information statement complying with Regulation 14C under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words or expressions. All statements, other than statements of historical facts, are forward-looking statements, including, but not limited to, the closing of the Registered Direct Offering, the expectation that the Registered Direct Offering will provide additional liquidity for Eve’s common stock, the issuance of common stock to Embraer, the delivery to Eve’s stockholders of an information statement, and the anticipated use of the net proceeds from the Registered Direct Offering. These forward-looking statements are based on Eve’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of Eve’s most recent Annual Report on Form 10-K, Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors of Eve’s most recent Quarterly Report on Form 10-Q, and other risks and uncertainties listed from time to time in Eve’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which Eve is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. Eve does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements. Other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

Investor Relations

Lucio Aldworth

Caio Pinez

investors@eveairmobility.com

https://ir.eveairmobility.com/

Media

media@eveairmobility.com